EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: Frederick N. Cooper (215) 938-8312
December 9, 2019	fcooper@tollbrothers.com

Toll Brothers Reports FY 2019 4th Quarter Results

HORSHAM, PA, December 9, 2019 -- Toll Brothers, Inc. (NYSE:TOL) (www.tollbrothers.com), the nation’s leading builder of luxury homes, today announced results for its fourth quarter and fiscal year ended October 31, 2019.

FY 2019’s Fourth Quarter Financial Highlights (Compared to FY 2018’s Fourth Quarter):

▪	Net income and earnings per share were $202.3 million and $1.41 per share diluted, compared to net income of $311.0 million and $2.08 per share diluted in FY 2018’s fourth quarter.

▪	Pre-tax income decreased 31% to $272.6 million, compared to $396.5 million in FY 2018’s fourth quarter.

▪	Home sales revenues were $2.29 billion, down 7%; home building deliveries were 2,672, down 1%.

▪	Net signed contract value was $1.68 billion, up 12%; contract units were 2,031, up 18%.

▪	Backlog value at fourth-quarter end was $5.26 billion, down 5%; units in backlog totaled 6,266, up 3%.

▪	Home sales gross margin was 18.8%; Adjusted Home Sales Gross Margin, which excludes interest and inventory write-downs (“Adjusted Home Sales Gross Margin”), was 21.9%.

▪	SG&A, as a percentage of home sales revenues, was 9.0%.

▪	Income from operations was 9.5% of total revenues.

▪	Other income, income from unconsolidated entities, and land sales gross profit was $48.4 million.

▪	The Company repurchased approximately 1.85 million shares of its common stock during the quarter at an average price of $35.66 per share for an aggregate purchase price of approximately $66.0 million.

Full FY 2019 Highlights (Compared to Full FY 2018):

▪	Net income and earnings per share were $590.0 million and $4.03 per share diluted, compared to net income of $748.2 million and $4.85 per share diluted, in FY 2018.

▪	Pre-tax income decreased 16% to $787.2 million, compared to $933.9 million in FY 2018.

▪	Home sales revenues were $7.08 billion, down 1%; home building deliveries were 8,107 units, down 2%.

▪	Net signed contract value was $6.71 billion, down 12%; contract units were 8,075, down 5%.

▪	Home sales gross margin was 19.8%; Adjusted Home Sales Gross Margin was 23.0%.

▪	SG&A, as a percentage of home sales revenues, was 10.4%.

▪	Income from operations was 9.4% of total revenues.

▪	Other income, income from unconsolidated entities, and land sales gross profit was $120.3 million.

▪	The Company repurchased approximately 6.6 million shares at an average price of $35.28 per share for a total purchase price of approximately $233.5 million.

Financial Guidance:

▪	First quarter deliveries of between 1,650 and 1,850 units with an average price of between $800,000 and $820,000.

▪	First quarter Adjusted Home Sales Gross Margin of approximately 21.25%, which is projected to be the low point of the fiscal year.

▪
First quarter SG&A, as a percentage of home sales revenues, of approximately 13.5%. First quarter SG&A includes approximately $10 million of G&A expense that is not expected to occur in subsequent quarters of fiscal 2020.

▪	First quarter other income, income from unconsolidated entities, and land sales gross profit of approximately $15 million.

▪	First quarter tax rate of approximately 26.5%.

▪	FYE 2020 community count growth of approximately 10%.

Douglas C. Yearley, Jr., Toll Brothers’ chairman and chief executive officer, stated: “Fiscal 2019 ended on a strong note.  Building on steady improvement in buyer demand throughout the year, our fourth quarter contracts were up 18% in units and 12% in dollars, and our contracts per-community were up 10% compared to one year ago. Through the first six weeks of fiscal 2020's first quarter, we have seen even stronger demand than the order growth of fiscal 2019’s fourth quarter. This market improvement should positively impact gross margins over the course of fiscal 2020.

"We are positioning ourselves for growth as we expand our luxury brand to new price points, product lines, and geographies. Our land position and 10% increase in projected fiscal 2020 community count reflect this strategy, and, we believe, provide the platform for continued growth in coming years.

"We are focused on improving our capital efficiency in our land acquisition process.  Additionally, in fiscal 2019 we repurchased $234 million of stock, and paid dividends totaling $0.44 per share.  As we begin fiscal 2020, we have over $3 billion of liquidity through cash and undrawn bank credit facilities with no public or bank debt maturities in the next 24 months.

"October housing starts were at the highest level since July of 2007, while the months’ supply of homes on the market remains constrained.  Consumer confidence is healthy, household formations are strong, and interest rates and unemployment remain low.  With this positive environment as a backdrop, we are excited by our prospects for fiscal 2020."

Toll Brothers’ Financial Highlights for the three months ended October 31, 2019 (unaudited):

▪	FY 2019’s fourth quarter net income was $202.3 million, or $1.41 per share diluted, compared to FY 2018’s fourth quarter net income of $311.0 million, or $2.08 per share diluted.

▪	FY 2019’s fourth quarter pre-tax income was $272.6 million, compared to FY 2018’s fourth quarter pre-tax income of $396.5 million.

▪	FY 2019’s fourth quarter results included pre-tax inventory impairments totaling $10.7 million, compared to FY 2018’s fourth quarter pre-tax inventory impairments of $6.4 million.

▪	FY 2019’s fourth quarter home sales revenues were $2.29 billion and 2,672 units, compared to FY 2018’s fourth quarter totals of $2.46 billion and 2,710 units.

▪	FY 2019's fourth quarter net signed contracts were $1.68 billion and 2,031 units, compared to FY 2018’s fourth quarter net contracts of $1.50 billion and 1,715 units.

▪
FY 2019's fourth quarter net signed contracts on a per-community basis were 6.1 units, compared to fourth quarter net signed contracts on a per-community basis of 5.6 units in FY 2018, 6.3 units in FY 2017, 5.8 in FY 2016 and 5.2 in FY 2015.

▪
In FY 2019, fourth quarter-end backlog was $5.26 billion and 6,266 units, compared to FY 2018’s fourth quarter-end backlog of $5.52 billion and 6,105 units. The average price of homes in backlog was $839,000, compared to $904,600 at FY 2018’s fourth quarter end.

▪	FY 2019’s fourth quarter home sales gross margin was 18.8%, compared to FY 2018’s fourth quarter home sales gross margin of 21.4%.

▪	FY 2019’s fourth quarter Adjusted Home Sales Gross Margin was 21.9%, compared to FY 2018’s fourth quarter Adjusted Home Sales Gross Margin of 24.1%.

▪	FY 2019’s fourth quarter interest included in cost of sales was 2.6% of revenue, compared to 2.5% in FY 2018’s fourth quarter.

▪	FY 2019’s fourth quarter SG&A, as a percentage of home sales revenues, was 9.0%, compared to 7.6% in FY 2018’s fourth quarter.

▪	FY 2019’s fourth quarter income from operations of $224.9 million represented 9.5% of total revenues, compared to FY 2018’s fourth quarter of $338.4 million and 13.8% of revenues.

▪	FY 2019's fourth quarter other income, income from unconsolidated entities, and land sales gross profit totaled $48.4 million, compared to FY 2018’s fourth quarter of $58.0 million.

▪	FY 2019’s fourth-quarter cancellation rate (current quarter cancellations divided by current quarter signed contracts) was 8.9%, compared to FY 2018’s fourth quarter cancellation rate of 9.3%.

▪
FY 2019's fourth-quarter cancellation rate as a percentage of beginning quarter backlog was 2.9%, compared to FY 2018’s fourth quarter cancellation rate as a percentage of beginning quarter backlog 2.5%.

Toll Brothers' Financial Highlights for Full FY 2019 (Compared to Full FY 2018):

•	FY 2019’s net income was $590.0 million, or $4.03 per share diluted, compared to FY 2018’s net income of $748.2 million, or $4.85 per share diluted.

•	FY 2019’s pre-tax income was $787.2 million, compared to FY 2018’s pre-tax income of $933.9 million.

•	FY 2019’s pre-tax income results included pre-tax inventory write-downs totaling $42.4 million. FY 2018’s pre-tax income results included pre-tax inventory write-downs of $35.2 million.

•	FY 2019’s home sales revenues of $7.08 billion and 8,107 units decreased 1% in dollars and 2% in units, compared to FY 2018’s totals of $7.14 billion and 8,265 units.

•	FY 2019's net signed contracts of $6.71 billion and 8,075 units were down 12% in dollars and 5% in units, compared to net signed contracts of $7.60 billion and 8,519 units in FY 2018.

▪	FY 2019's income from operations of $680.8 million represented 9.4% of total revenues in FY 2019, compared to $786.2 million and 11.0% of revenues in FY 2018.

▪	FY 2019's other income, income from unconsolidated entities, and land sales gross profit totaled $120.3 million, compared to $147.7 million in FY 2018.

Additional Financial Information:

▪
During the fourth quarter of FY 2019, the Company entered into a five-year $1.905 billion senior unsecured revolving credit facility maturing in November 2024 to replace the Company's existing $1.295 billion revolving credit facility, which was scheduled to mature in May 2021. The Company also extended the maturity of its existing $800 million senior unsecured term loan facility from November 2023 to November 2024. In addition, in September 2019, the Company issued $400 million of 3.800% senior notes due November 1, 2029 and, in October 2019, redeemed its $250 million of 6.750% senior notes due November 1, 2019.

▪
The Company ended FY 2019 with $1.29 billion in cash and cash equivalents, compared to $836.3 million at FY 2019’s third-quarter end, and $1.18 billion at FYE 2018. At FYE 2019, the Company also had $1.73 billion available under its $1.905 billion bank revolving credit facility.

▪	During the fourth quarter of FY 2019, the Company repurchased approximately 1.85 million shares at an average price per share of $35.66, for an aggregate purchase price of approximately $66.0 million.

▪	In FY 2019, the Company repurchased approximately 6.6 million shares of its common stock at an average price of $35.28, for a total purchase price of approximately $233.5 million.

▪	On October 25, 2019, the Company paid its quarterly dividend of $0.11 per share to shareholders of record at the close of business on October 11, 2019.

▪	FYE 2019 Stockholders' Equity was $5.07 billion, compared to $4.76 billion at FYE 2018.

▪	FY 2019's fourth-quarter end book value per share was $35.99 per share, compared to $32.57 at FY 2018’s fourth-quarter end.

▪
The Company ended its FY 2019 fourth quarter with a debt-to-capital ratio of 43.6%, compared to 43.2% at FY 2019’s third-quarter end and 43.7% at FY 2018’s fourth-quarter end. The Company ended FY 2019’s fourth quarter with a net debt-to-capital ratio (1) of 32.9%, compared to 35.9% at FY 2019’s third-quarter end, and 33.2% at FY 2018’s fourth-quarter end.

▪
The Company ended FY 2019’s fourth quarter with approximately 59,200 lots owned and optioned, compared to 57,400 one quarter earlier, and 53,400 one year earlier. Approximately 36,600 of these lots were owned, of which approximately 16,800 lots, including those in backlog, were substantially improved.

▪	In the fourth quarter of FY 2019, the Company spent approximately $358.7 million on land to purchase approximately 4,509 lots.

▪	The Company ended FY 2019’s fourth quarter with 333 selling communities, compared to 322 at FY 2019’s third-quarter end and 315 at FY 2018’s fourth-quarter end.

(1)	See “Reconciliation of Non-GAAP Measures” below for more information on the calculation of the Company’s net debt-to-capital ratio.

Toll Brothers will be broadcasting live via the Investor Relations section of its website, www.tollbrothers.com, a conference call hosted by Chairman & CEO Douglas C. Yearley, Jr. at 11:00 a.m. (EST) Tuesday, December 10, 2019, to discuss these results and its outlook for the first quarter of FY 2020. To access the call, enter the Toll Brothers website, click on the Investor Relations page, and select "Events & Presentations.” Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software.

The call can be heard live with an online replay which will follow.

Toll Brothers, Inc., A FORTUNE 500 Company, is the nation's leading builder of luxury homes. The Company began business over fifty years ago in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange under the symbol “TOL.” The Company serves move-up, empty-nester, active-adult, and second-home buyers, as well as urban and suburban renters. It operates in 23 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Idaho, Illinois, Maryland, Massachusetts, Michigan, Nevada, New Jersey, New York, North Carolina, Oregon, Pennsylvania, South Carolina, Texas, Utah, Virginia, and Washington, as well as in the District of Columbia.

Toll Brothers builds an array of luxury residential single-family detached, attached home, master planned resort-style golf, and urban low-, mid-, and high-rise communities, principally on land it develops and improves. The Company acquires and develops rental apartment and commercial properties through Toll Brothers Apartment Living, Toll Brothers Campus Living, and the affiliated Toll Brothers Realty Trust, and develops urban low-, mid-, and high-rise for-sale condominiums through Toll Brothers City Living. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management, and landscape subsidiaries. Toll Brothers also operates its own security company, TBI Smart Home Solutions, which also provides homeowners with home automation and a full range of technology solutions. The Company also operates its own lumber distribution, house component assembly, and manufacturing operations. Through its Gibraltar Real Estate Capital joint venture, the Company provides builders and developers with land banking, non-recourse debt and equity capital.

In 2019, Toll Brothers was named World’s Most Admired Home Building Company in Fortune magazine’s survey of the World’s Most Admired Companies, the fifth year in a row it has been so honored. Toll Brothers has won numerous other awards, including Builder of the Year from both Professional Builder magazine and Builder magazine, the first two-time recipient from Builder magazine. For more information, visit www.tollbrothers.com.

Toll Brothers discloses information about its business and financial performance and other matters, and provides links to its securities filings, notices of investor events, and earnings and other news releases, on the Investor Relations section of its website (investors.tollbrothers.com).

Forward-Looking Statements
Information presented herein for the fourth quarter ended October 31, 2019 is subject to finalization of the Company's regulatory filings, related financial and accounting reporting procedures and external auditor procedures.
This release contains or may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. One can identify these statements by the fact that they do not relate to matters of a strictly historical or factual nature and generally discuss or relate to future events. These statements contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “can,” “could,” “might,” “should” and other words or phrases of similar meaning. Such statements may include, but are not limited to, information related to market conditions; demand for our homes; anticipated operating results; home deliveries; financial resources and condition; changes in revenues; changes in profitability; changes in margins; changes in accounting treatment; cost of revenues; selling, general and administrative expenses; interest expense; inventory write-downs; home warranty and construction defect claims; unrecognized tax benefits; anticipated tax refunds; sales paces and prices; effects of home buyer cancellations; growth and expansion; joint ventures in which we are involved; anticipated results from our investments in unconsolidated entities; the ability to acquire land and pursue real estate opportunities; the ability to gain approvals and open new communities; the ability to sell homes and properties; the ability to deliver homes from backlog; the ability to secure materials and subcontractors; the ability to produce the liquidity and capital necessary to expand and take advantage of opportunities; and legal proceedings, investigations and claims.
Any or all of the forward-looking statements included in our reports or public statements made by us are not guarantees of future performance and may turn out to be inaccurate. This can occur as a result of incorrect assumptions or as a consequence of known or unknown risks and uncertainties. Many factors mentioned in our reports or public statements made by us, such as market conditions, government regulation, and the competitive environment, will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from our forward-looking statements.
The factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, among others: demand fluctuations in the housing industry; adverse changes in economic conditions in markets where we conduct our operations and where prospective purchasers of our homes live; increases in cancellations of existing agreements of sale; the competitive environment in which we operate; changes in interest rates or our credit ratings; the availability of capital; uncertainties in the capital and securities markets; the ability of customers to obtain financing for the purchase of homes; the availability and cost of land for future growth; the ability of the participants in various joint ventures to honor their commitments; effects of governmental legislation and regulation; effects of increased taxes or governmental fees; weather conditions; the availability and cost of labor and building and construction materials; the cost of raw materials; the outcome of various product liability claims, litigation and warranty claims; the effect of the loss of key management personnel; changes in tax laws and their interpretation; construction delays; and the seasonal nature of our business. For a more detailed discussion of these factors, see the risk factors in the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent periodic reports filed on Forms 10-K and 10-Q with the SEC.
From time to time, forward-looking statements also are included in our periodic reports on Forms 10-K, 10-Q and 8-K, in press releases, in presentations, on our website and in other materials released to the public.
This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all of our forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.
Forward-looking statements speak only as of the date they are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	October 31, 2019	October 31, 2018
	(Unaudited)
ASSETS
Cash and cash equivalents	$1,286,014	$1,182,195
Inventory	7,873,048	7,598,219
Property, construction and office equipment, net	273,412	193,281
Receivables, prepaid expenses and other assets	715,441	550,778
Mortgage loans held for sale	218,777	170,731
Customer deposits held in escrow	74,403	117,573
Investments in unconsolidated entities	366,252	431,813
Income taxes receivable	20,791
	$10,828,138	$10,244,590

LIABILITIES AND EQUITY
Liabilities:
Loans payable	$1,111,449	$686,801
Senior notes	2,659,898	2,861,375
Mortgage company loan facility	150,000	150,000
Customer deposits	385,596	410,864
Accounts payable	348,599	362,098
Accrued expenses	950,932	973,581
Income taxes payable	102,971	30,959
Total liabilities	5,709,445	5,475,678

Equity:
Stockholders’ Equity
Common stock	1,529	1,779
Additional paid-in capital	726,879	727,053
Retained earnings	4,774,422	5,161,551
Treasury stock, at cost	(425,183)	(1,130,878)
Accumulated other comprehensive (loss) income	(5,831)	694
Total stockholders' equity	5,071,816	4,760,199
Noncontrolling interest	46,877	8,713
Total equity	5,118,693	4,768,912
	$10,828,138	$10,244,590

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data and percentages)
(Unaudited)

	Twelve Months Ended October 31,				Three Months Ended October 31,
	2019		2018		2019		2018
	$	%	$	%	$	%	$	%
Revenues:
Home sales	$7,080,379		$7,143,258		$2,292,044		$2,455,238
Land sales (1)	143,587				86,956
	7,223,966		7,143,258		2,379,000		2,455,238

Cost of revenues:
Home sales	5,678,914	80.2%	5,673,007	79.4%	1,860,567	81.2%	1,930,751	78.6%
Land sales (1)	129,704	90.3%			86,298	99.2%
	5,808,618		5,673,007		1,946,865		1,930,751

Gross margin - home sales	1,401,465	19.8%	1,470,251	20.6%	431,477	18.8%	524,487	21.4%
Gross margin - land sales (1)	13,883	9.7%			658	0.8%

Selling, general and administrative expenses	$734,548	10.4%	$684,035	9.6%	$207,230	9.0%	$186,045	7.6%
Income from operations	680,800	9.4%	786,216	11.0%	224,905	9.5%	338,442	13.8%

Other:
Income from unconsolidated entities	24,868		85,240		7,109		31,327
Other income - net	81,502		62,460		40,635		26,704
Income before income taxes	787,170		933,916		272,649		396,473
Income tax provision	197,163		185,765		70,334		85,497
Net income	$590,007		$748,151		$202,315		$310,976
Per share:
Basic earnings	$4.07		$4.92		$1.43		$2.10
Diluted earnings	$4.03		$4.85		$1.41		$2.08
Cash dividend declared	$0.44		$0.41		$0.11		$0.11
Weighted-average number of shares:
Basic	145,008		151,984		141,909		148,066
Diluted	146,501		154,201		143,567		149,603

Effective tax rate	25.0%		19.9%		25.8%		21.6%

(1)
On November 1, 2018, we adopted Accounting Standard Update No. 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”). Upon adoption, land sale activity is presented as part of income from operations where previously it was included in "Other income - net." Prior periods are not restated. During the year ended October 31, 2018, we recognized land sales revenues and land sales cost of revenues of $134.3 million and $128.0 million, respectively. During the three months ended October 31, 2018, we recognized land sales revenues and land sales cost of revenues of $78.2 million and $76.0 million, respectively.

TOLL BROTHERS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
(Amounts in thousands)
(unaudited)

	Twelve Months Ended October 31,		Three Months Ended October 31,
	2019	2018	2019	2018
Impairment charges recognized:
Cost of home sales - land owned/controlled for future communities	$11,285	$5,005	$4,029	$2,385
Cost of home sales - operating communities	31,075	30,151	6,695	4,025
	$42,360	$35,156	$10,724	$6,410

Depreciation and amortization	$72,149	$25,259	$20,726	$6,535
Interest incurred	$178,035	$165,977	$46,205	$42,949
Interest expense:
Charged to home sales cost of sales	$185,045	$190,734	$59,183	$61,819
Charged to land sales cost of sales	1,787		842
Charged to other income - net		3,760		1,501
	$186,832	$194,494	$60,025	$63,320

Home sites controlled:	October 31, 2019	October 31, 2018
Owned	36,567	32,503
Optioned	22,663	20,919
	59,230	53,422

Inventory at October 31, 2019 and October 31, 2018 consisted of the following (amounts in thousands):

	October 31, 2019	October 31, 2018
Land and land development costs	$2,304,949	$1,917,354
Construction in progress	4,984,989	4,917,917
Sample homes	414,107	493,037
Land deposits and costs of future development	169,003	245,114
Other		24,797
	$7,873,048	$7,598,219

Toll Brothers operates in two segments: Traditional Home Building and Urban Infill ("City Living"). Within Traditional Home Building, Toll operates in five geographic segments:

North:	Connecticut, Illinois, Massachusetts, Michigan, New Jersey and New York

Mid-Atlantic:	Delaware, Maryland, Pennsylvania and Virginia

South:	Florida, Georgia, North Carolina, South Carolina and Texas

West:	Arizona, Colorado, Idaho, Nevada, Oregon, Utah and Washington

California:	California

	Three Months Ended October 31,
	Units		$ (Millions)		Average Price Per Unit $
	2019	2018	2019	2018	2019	2018
REVENUES
North	473	503	$321.0	$348.9	$678,600	$693,700
Mid-Atlantic	567	583	363.7	375.2	641,500	643,600
South	624	449	433.5	333.9	694,800	743,700
West	553	628	398.9	461.5	721,200	734,800
California	427	500	746.6	872.6	1,748,500	1,745,100
Traditional Home Building	2,644	2,663	2,263.7	2,392.1	856,200	898,300
City Living	28	47	28.6	63.1	1,022,500	1,343,600
Corporate and other			(0.3)
Total home sales	2,672	2,710	2,292.0	2,455.2	$857,800	$906,000
Land sales			87.0
Total consolidated			$2,379.0	$2,455.2

CONTRACTS
North	317	347	$222.4	$238.4	$701,600	$687,100
Mid-Atlantic	397	383	268.4	255.3	675,900	666,700
South	474	319	308.9	242.9	651,700	761,400
West	611	418	470.8	313.5	770,600	750,000
California	186	226	346.5	410.4	1,862,900	1,815,800
Traditional Home Building	1,985	1,693	1,617.0	1,460.5	814,600	862,700
City Living	46	22	58.5	38.1	1,271,800	1,732,900
Total consolidated	2,031	1,715	$1,675.5	$1,498.6	$825,000	$873,800

BACKLOG
North	1,076	1,098	$757.1	$768.5	$703,600	$699,900
Mid-Atlantic	1,159	1,142	785.1	758.8	677,400	664,400
South	1,339	1,166	930.0	903.2	694,600	774,600
West	1,738	1,400	1,321.2	1,031.1	760,200	736,500
California	842	1,133	1,314.1	1,883.3	1,560,700	1,662,200
Traditional Home Building	6,154	5,939	5,107.5	5,344.9	829,900	900,000
City Living	112	166	149.6	177.6	1,335,600	1,069,700
Total consolidated	6,266	6,105	$5,257.1	$5,522.5	$839,000	$904,600

	Twelve Months Ended October 31,
	Units		$ (Millions)		Average Price Per Unit $
	2019	2018	2019	2018	2019	2018
REVENUES
North	1,325	1,453	$923.3	$975.7	$696,800	$671,500
Mid-Atlantic	1,708	1,800	1,112.8	1,141.1	651,500	633,900
South	1,725	1,391	1,244.6	1,045.4	721,500	751,500
West	1,965	2,130	1,418.0	1,451.4	721,600	681,400
California	1,180	1,322	2,129.5	2,208.7	1,804,700	1,670,700
Traditional Home Building	7,903	8,096	6,828.2	6,822.3	864,000	842,700
City Living	204	169	253.2	321.0	1,241,200	1,899,400
Corporate and other			(1.0)
Total home sales	8,107	8,265	7,080.4	7,143.3	$873,400	$864,300
Land sales			143.6
Total consolidated			$7,224.0	$7,143.3

CONTRACTS
North	1,303	1,334	$910.1	$928.1	$698,500	$695,700
Mid-Atlantic	1,725	1,799	1,137.8	1,158.3	659,600	643,900
South	1,705	1,502	1,177.3	1,132.7	690,500	754,100
West	2,303	2,133	1,705.7	1,510.5	740,600	708,200
California	889	1,568	1,555.3	2,596.9	1,749,500	1,656,200
Traditional Home Building	7,925	8,336	6,486.2	7,326.5	818,400	878,900
City Living	150	183	224.7	277.8	1,498,000	1,518,000
Total consolidated	8,075	8,519	$6,710.9	$7,604.3	$831,100	$892,600

Unconsolidated entities:

Information related to revenues and contracts of entities in which we have an interest for the three-month and twelve-month periods ended October 31, 2019 and 2018, and for backlog at October 31, 2019 and 2018 is as follows:

	Units		$ (Millions)		Average Price Per Unit $
	2019	2018	2019	2018	2019	2018
Three months ended October 31,
Revenues	81	27	$158.4	$44.0	$1,955,200	$1,631,400
Contracts	9	13	$32.5	$42.6	$3,607,700	$3,279,700

Twelve months ended October 31,
Revenues	186	100	$376.0	$148.0	$2,021,300	$1,480,000
Contracts	40	156	$131.0	$301.9	$3,274,200	$1,935,100

Backlog at October 31,	26	172	$76.3	$321.3	$2,935,200	$1,868,100

RECONCILIATION OF NON-GAAP MEASURES
This press release contains, and Company management’s discussion of the results presented in this press release may include, information about the Company’s Adjusted Homes Sales Gross Margin and the Company’s net debt-to-capital ratio.
These two measures are non-GAAP financial measures which are not calculated in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures should not be considered a substitute for, or superior to, the comparable GAAP financial measures, and may be different from non-GAAP measures used by other companies in the homebuilding business.
The Company’s management considers these non-GAAP financial measures as we make operating and strategic decisions and evaluate our performance, including against other homebuilders that may use similar non-GAAP financial measures. The Company’s management believes these non-GAAP financial measures are useful to investors in understanding our operations and leverage and may be helpful in comparing the Company to other homebuilders to the extent they provide similar information.
Adjusted Home Sales Gross Margin
The following table reconciles the Company’s homes sales gross margin as a percentage of homes sale revenues (calculated in accordance with GAAP) to the Company’s Adjusted Homes Sales Gross Margin (a non-GAAP financial measure). Adjusted Homes Sales Gross Margin is calculated as (i) homes sales gross margin plus interest recognized in homes sales cost of revenues plus inventory write-downs recognized in home sales cost of revenues divided by (ii) homes sale revenues.
Adjusted Home Sales Gross Margin Reconciliation
(Amounts in thousands, except percentages)

		Three Months Ended October 31,		Twelve Months Ended October 31,
		2019	2018	2019	2018
	Revenues - homes sales	$2,292,044	$2,455,238	$7,080,379	$7,143,258
	Cost of revenues - home sales	1,860,567	1,930,751	5,678,914	5,673,007
	Home sales gross margin	431,477	524,487	1,401,465	1,470,251
Add:	Interest recognized in cost of revenues - home sales	59,183	61,819	185,045	190,734
	Inventory write-downs	10,724	6,410	42,360	35,156
	Adjusted homes sales gross margin	$501,384	$592,716	$1,628,870	$1,696,141

	Homes sales gross margin as a percentage of home sale revenues	18.8%	21.4%	19.8%	20.6%

	Adjusted Home Sales Gross Margin as a percentage of home sale revenues	21.9%	24.1%	23.0%	23.7%

The Company’s management believes Adjusted Home Sales Gross Margin is a useful financial measure to investors because it allows them to evaluate the performance of our homebuilding operations without the often varying effects of capitalized interest costs and inventory impairments. The use of Adjusted Home Sales Gross Margin also assists the Company’s management in assessing the profitability of our homebuilding operations and making strategic decisions regarding community location and product mix.

Forward-looking Adjusted Homes Sales Gross Margin
The Company has not provided projected first quarter 2020 homes sales gross margin or a GAAP reconciliation for forward-looking Adjusted Homes Sales Gross Margin because such measure cannot be provided without unreasonable efforts on a forward-looking basis, since inventory write-downs are based on future activity and observation and therefore cannot be projected for the first quarter. The variability of these charges may have a potentially unpredictable, and potentially significant, impact on our first quarter fiscal 2020 homes sales gross margin.

Net Debt-to-Capital Ratio
The following table reconciles the Company’s ratio of debt to capital (calculated in accordance with GAAP) to the Company’s net debt-to-capital ratio (a non-GAAP financial measure). The net debt-to-capital ratio is calculated as (i) total debt minus mortgage warehouse loans minus cash and cash equivalents divided by (ii) total debt minus mortgage warehouse loans minus cash and cash equivalents plus stockholders’ equity.

Net Debt-to-Capital Ratio Reconciliation
(Amounts in thousands, except percentages)

		October 31, 2019	October 31, 2018	July 31, 2019
	Loans payable	$1,111,449	$686,801	$1,089,137
	Senior notes	2,659,898	2,861,375	2,512,877
	Mortgage company loan facility	150,000	150,000	150,000
	Total debt	3,921,347	3,698,176	3,752,014
	Total stockholders' equity	5,071,816	4,760,199	4,939,085
	Total capital	$8,993,163	$8,458,375	$8,691,099
	Ratio of debt-to-capital	43.6%	43.7%	43.2%

	Total debt	$3,921,347	$3,698,176	$3,752,014
Less:	Mortgage company loan facility	(150,000)	(150,000)	(150,000)
	Cash and cash equivalents	(1,286,014)	(1,182,195)	(836,258)
	Total net debt	2,485,333	2,365,981	2,765,756
	Total stockholders' equity	5,071,816	4,760,199	4,939,085
	Total net capital	$7,557,149	$7,126,180	$7,704,841
	Net debt-to-capital ratio	32.9%	33.2%	35.9%

The Company’s management uses the net debt-to-capital ratio as an indicator of its overall leverage and believes it is a useful financial measure to investors in understanding the leverage employed in the Company’s operations.
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